UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 17, 2016

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

The Board of Directors (the “Board”) of Imperva, Inc. (“Imperva”) appointed Randall N. Spratt to the Board, effective May 17, 2016, upon Mr. Spratt’s acceptance of such appointment.

In connection with his appointment to the Board, Mr. Spratt received restricted stock units with a number of shares equal to $400,000 divided by the closing price of Imperva’s common stock on the New York Stock Exchange on the date of grant (the “RSUs”). The date of grant was May 20, 2016, the first Friday following Mr. Spratt’s acceptance of appointment to the Board. Accordingly, Mr. Spratt received RSUs for 11,363 shares. The RSUs will vest annually in equal installments over three years of service beginning on May 17, 2016. Upon a change in control of Imperva, the RSUs will vest in full. In addition, Mr. Spratt will receive an annual retainer of $30,000 for his service as a Board member. Mr. Spratt has not been appointed to a Board committee.

On May 21, 2016, Mr. Spratt executed Imperva’s standard form of indemnification agreement. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Spratt in any action or proceeding to the fullest extent permitted by applicable law.

The foregoing descriptions are qualified in their entirety by the full text of the Offer Letter, effective May 17, 2016, between Imperva and Mr. Spratt, attached as Exhibit 99.1 to this Current Report on Form 8-K, and the form of Indemnification Agreement, which was filed as Exhibit 10.4 to Imperva’s Amendment No. 4 to Form S-1 Registration Statement filed on October 28, 2011, which are incorporated herein by reference.

A copy of the press release announcing Mr. Spratt’s appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Offer Letter, effective May 17, 2016, between Imperva, Inc. and Randall N. Spratt.

99.2	Press release issued by Imperva, Inc., dated May 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imperva, Inc.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid Chief Financial Officer

Date: May 23, 2016

EXHIBIT INDEX

Number	Description

99.1	Offer Letter, effective May 17, 2016, between Imperva, Inc. and Randall N. Spratt.

99.2	Press release issued by Imperva, Inc., dated May 23, 2016.